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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 8, 2002

                    ----------------------------------------
                               ACTIVEWORLDS CORP.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                  001-15819                  13-3883101
     ---------                 ---------                  ----------
     (State or other           (Commission                (IRS Employer
     jurisdiction of           File Number)               Identification
     incorporation)                                       Number)

               95 Parker Street, Newburyport, Massachusetts 01950
            -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (978) 499-0222




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Item 5.  Other Events and Regulation FD Disclosure

         Letter of Intent. On April 26, 2002, Activeworlds Corp., a Delaware corporation ("AWC"), entered into a letter of intent with Aladdin Systems Holdings, Inc., a Nevada corporation ("ASH"), regarding, among other things, a nonbinding proposal pursuant to which ASH would merge into AWC, which would survive the merger, and ASH's outstanding common stock immediately prior to the effectiveness of the merger would, as a result of the merger, be exchanged into such amount of AWC common stock representing, subject to certain adjustments, 60% of ASH's outstanding common stock, giving effect to the merger (the "Letter of Intent").

         AWC hereby incorporates by reference herein the text of the Letter of Intent and the matters announced in AWC's press release dated May 3, 2002, which are filed as Exhibits to this Current Report on Form 8-K.

         There is no assurance that a definitive merger agreement providing for the merger and other transactions contemplated by the Letter of Intent will be executed or that the merger and such other transactions will become effective.

         Notice of Failure to Meet Nasdaq SmallCap Market Listing Requirements. By letter dated April 8, 2002, The Nasdaq Stock Market, Inc. ("Nasdaq") informed AWC that it does not satisfy the eligibility requirements for continued listing of AWC's common stock on The Nasdaq SmallCap Market ("Nasdaq SC") because AWC does not have a minimum of $2,000,000 in net tangible assets, or $2,500,000 in stockholders' equity or a market capitalization of $35,000,000 or $500,000 of net income from continuing operations for AWC's most recently completed fiscal year or two of the three most recently completed fiscal years. The Nasdaq letter also stated that unless the above-mentioned continued listing requirements are satisfied AWC's common stock will be delisted.

         Also, as reported in AWC's annual report on Form 10-KSB for the fiscal year ended December 31, 2001, the trading prices of AWC's common stock do not satisfy the minimum bid price of $1.00 per share requirements for continued listing for the Nasdaq SC and, as a result, AWC may be delisted.

         AWC has submitted the Letter of Intent to Nasdaq and advised it of AWC's expectation that effectiveness of the merger and reverse stock split, as contemplated by the Letter of Intent, would cause AWC to be in compliance with the eligibility rules for continued listing of AWC's common stock on the Nasdaq SC. There is, however, no assurance that the above-mentioned merger and reverse stock split will be effected, or even if effected that AWC would satisfy Nasdaq's continued listing requirements for Nasdaq SC. If AWC's common stock is delisted from Nasdaq SC, AWC anticipates it would apply for the common stock to trade on the "Over the Counter Bulletin Board."

         NetBroadcaster.com, Inc. The previously disclosed letter of intent signed by AWC to acquire Los Angeles-based NetBroadcaster.com, Inc. has expired without any acquisition agreement being executed or transaction being consummated.

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         Item 7.  Financial Statements and Exhibits

         99.1 Letter of Intent dated April 26, 2002 between Activeworlds Corp. and Aladdin Systems Holding, Inc.

         99.2     Press release of Activeworlds Corp., dated May 3, 2002

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  May 3, 2002                      ACTIVEWORLDS CORP.

                                        By:  /s/ J. P. McCormick
                                        -------------------------------------
                                                 Chairman of the Board
                                                 and Chief Financial Officer




                                INDEX TO EXHIBITS

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         EXHIBIT
         NUMBER                     DESCRIPTION
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         99.1              Letter of Intent dated April 26, 2002.

         99.2              Press release dated May 3, 2002.

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